Exhibit 10.6.2

AMENDMENT NO. 1 TO
SPECIAL PROJECT ANNEX TO
SUBCONTRACT AGREEMENT
BETWEEN
HEWLETT-PACKARD COMPANY
AND
724 SOLUTIONS CORP.
FOR
NEXT GENERATION GATEWAY

          This Amendment No. 1 (“Amendment 1”) to the Subcontract Agreement between Hewlett-Packard Company (“HP”) and 724 Solutions Corp. (“724”) for Next Generation Gateway Project (the “Subcontract Agreement”) is effective September __, 2002 (“Effective Date”).  Except as otherwise indicated, defined terms in this Amendment 1 have the same meaning as in the Subcontract AGreement.

Background

A.	HP and 724 entered into the Subcontract Agreement effective January 17, 2002.

B.	HP and 724 agree to modify the Subcontract Agreement as set forth in this Amendment 1.

In consideration of the promises and agreements contained in this Amendment 1, the parties agree as follows:

1. Additional Definitions. Add the following definitions to Section 1.0 of the Subcontract Agreement:

“NGG User” means any individual with a unique Wireless Device (determined by a unique mobile identification number) provisioned by Sprint PCS in the NGG System Application Software in accordance with this SPA.

“PTT” means push-to-talk.

“PTT Application” means a Sprint PCS-specific Software application that HP will develop in accordance with a Change Order No. 034 between the parties to support the PTT Service.

“PTT Service” means a Sprint PCS 3G telecommunication service which allows Sprint PCS customers with PTT capable Wireless Devices to establish buddy lists and have calls with and among that customer’s buddy list without dialing a mobile identification number.

“PTT User” means a Sprint PCS customer with a PTT capable unique Wireless Device (determined by a unique mobile identification number) who is provisioned by Sprint PCS, using the PTT Application, in the NGG System Application Software in accordance with the SPA for purposes of accessing the features of the PTT Service only.

“PTT User License” means a license to use the NGG System Application Software on a per PTT User basis.

2. Definition Changes. Delete the following definitions from Section 1.0 of the Subcontract Agreement and replace them in their entirety as follows:

“Subscriber” means (i) any NGG User and (ii) any PTT User.

“Subscriber Use License” means a license to use the NGG System Application Software on a per NGG User basis.

3. Support Definitions. Delete the definition of “Outage” in Section 1.3.1 of Exhibit E to the Subcontract Agreement and replace it with the following definition:

“Outage” -- A detected failure of the NGG System on a Region-wide basis (excluding Planned Downtime) that prevents all Sprint PCS customers within such Region from establishing a connection to the World Wide Web or the PTT Service.  Destinations other than the World Wide Web or PTT Service may be added to this definition upon mutual agreement of the parties. Notwithstanding anything to the contrary, only Outages that are caused by or fall within HP’s area of responsibility will be subject to the following the calculation of Region Availability Percentage and liquidated damages.  For each Outage, Region Availability calculations will begin upon HP’s notification to 724 of such Outage.

724 SOLUTIONS CORP.	HEWLETT-PACKARD COMPANY

/s/ JOHN J. SIMS	/s/ SUZANNE PRINCE

(signature)	(signature)

JOHN J. SIMS, CEO	SuzannePrince, Acting GM NSPBU, HP Consulting NA

(typed name and title)	(typed name and title)

6/12/02

(date)	(date)

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